                                     EXHIBIT 1
                                POWER OF ATTORNEY

We, the undersigned officers and managing members of the reporting companies on this Form 4 hereby severally constitute and appoint Wilbur L Ross, Jr. our true and lawful attorney with full power to him, and with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated
below, the Form 4 and any and all amendments to said Form 4, and generally to do all such things in our names and on our behalf in our capacities as officers and managing members to enable the reporting companies to comply with the provisions of the Securities Exchange Act of 1934 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, or their substitute or substitutes, to said Form 4 and any and all amendments.
IN WITNESS WHEREOF, the undersigned officers and managing members of the reporting companies have hereunto set their hands as of the 24th day of June
2009.

INVESCO private capital, inc.

By:      /s/ Wilbur L. Ross Jr.
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          Wilbur L. Ross, Jr.,
          its Chief Executive Officer